Exhibit 10.1

AMENDMENT NO. 1

TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of July 8, 2016, is entered into by and among Ashland Inc., a Kentucky corporation (the “Borrower”), and each Lender party hereto.

PRELIMINARY STATEMENTS

The Borrower, The Bank of Nova Scotia, as Administrative Agent, Swing Line Lender and an L/C Issuer and the other Lenders from time to time party thereto entered into that certain Credit Agreement, dated as of June 23, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time prior to the date hereof, the “Credit Agreement;” the terms defined therein being used herein as therein defined);

The Borrower desires to effect an internal reorganization in the form of the Ashland Reorganization (as defined below);

The Borrower has requested an amendment to the Credit Agreement, effective as of the Amendment No. 1 Effective Date (as defined below) to permit the Ashland Reorganization and the Valvoline Separation (as defined below) and to make certain additional changes to the Credit Agreement; and

The Borrower and the Lenders have agreed that the Credit Agreement shall be amended as provided in Section 1 hereof, upon the terms and subject to the conditions set forth herein and effective as of the Amendment No. 1 Effective Date.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to the Credit Agreement on the Amendment No. 1 Effective Date. The Credit Agreement shall be, effective as of the Amendment No. 1 Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the correct alphabetical order:

(i) “Amendment No. 1” means Amendment No. 1 to this Agreement.

(ii) “Amendment No. 1 Effective Date” means the date on which Amendment No. 1 to this Agreement became effective in accordance with its terms.

(iii) “Ashland Global” means Ashland Global Holdings, Inc., a Delaware corporation.

(iv) “Ashland Global Merger” means the merger of the Borrower with a direct or indirect wholly owned Subsidiary of Ashland Global, with the Borrower surviving, immediately after which the Borrower will be a direct or indirect wholly owned Subsidiary of Ashland Global, as described on Ashland Global’s Registration Statement on Form S-4 (#333-211719), as initially filed on May 31, 2016, as amended from time to time.

(v) “Ashland Reorganization” means a series of Dispositions and/or other transactions, after which (a) Valvoline US LLC owns, directly or indirectly, substantially all of the assets constituting the Valvoline Business and (b) the Borrower no longer owns, directly or indirectly, any material portion of the Valvoline Business.

(vi) “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

(vii) “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

(viii) “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of the definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

(ix) “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

(x) “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

(xi) “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

(xii) “Loan Market Association” means the London trade association, which is the self-described authoritative voice of the syndicated loan markets in Europe, the Middle East and Africa.

(xiii) “Net Cash Proceeds” means, in connection with any incurrence or issuance of Indebtedness under Section 7.02(m), the excess of (i) the sum of the cash and Cash Equivalents received by the Valvoline Borrower or any of its Subsidiaries in connection with such incurrence or issuance over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses (including attorneys’ fees), incurred in connection therewith.

(xiv) “Valvoline Borrower” means (a) initially, one or more newly-formed finance Subsidiaries wholly owned, directly or indirectly, by Valvoline US LLC and (b) following the merger of the Subsidiary or Subsidiaries referenced in clause (a) of this definition with and into Valvoline Inc. (which shall occur substantially concurrently with the Valvoline Separation), Valvoline Inc.

(xv) “Valvoline Business” means the Borrower’s automotive, commercial and industrial lubricant and automotive chemical business substantially as described in the Valvoline Inc. S-1 Registration Statement (#333-211720), as filed on May 31, 2016 (the “Valvoline S-1”).

(xvi) “Valvoline Inc.” means Valvoline Inc., a Kentucky corporation.

(xvii) “Valvoline Separation” means the borrowing by the Valvoline Borrower of at least $750 million of Indebtedness permitted by Section 7.02(m) hereof and the application of the Net Cash Proceeds thereof to repay the Loans and/or reduce the unfunded Revolving Credit Commitments in accordance with Section 2.05(b).

(xviii) “Valvoline US LLC” means Valvoline US LLC, a Delaware limited liability company.

(xix) “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) Immediately prior to the consummation of the Ashland Global Merger, “Change of Control” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Ashland Global entitled to vote for members of the board of directors or equivalent governing body of Ashland Global on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Ashland Global cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c) a “change of control” or any comparable term under, and as defined in, the Existing Senior Notes Documents or other Indebtedness exceeding the Threshold Amount shall have occurred; or

(d) the Borrower ceases to be a wholly-owned, direct or indirect Subsidiary of Ashland Global.

(c) The definition of “Consolidated Indebtedness” in Section 1.01 of the Credit Agreement shall be amended to add the following text at the end thereof:

Notwithstanding the foregoing, Consolidated Indebtedness shall not include any Indebtedness incurred pursuant to Section 7.02(m) for so long as the Net Cash Proceeds of such Indebtedness are held in a segregated account of the Valvoline Borrower (or in an escrow account established by the Valvoline Borrower); provided, however, that such Net Cash Proceeds shall be deemed not to be unrestricted cash or Cash Equivalents for purposes of the calculation of the Consolidated Gross Leverage Ratio and the Consolidated Leverage Ratio.

(d) Immediately prior to the consummation of the Ashland Reorganization, the definition of “Subsidiary” in Section 1.01 of the Credit Agreement shall be amended to include the following at the end thereof: “Notwithstanding the foregoing, upon the consummation of the Ashland Reorganization and until the consummation of the Valvoline Separation, the term “Subsidiary” when related to the Borrower shall include, in addition to the Subsidiaries of the Borrower, the Valvoline Borrower, Valvoline US LLC and each of their respective Subsidiaries (other than the Borrower and its Subsidiaries)”.

(e) The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement shall be amended by (x) deleting the word “or” immediately before the words “(iii) taken any action in furtherance of” and (y) inserting the words “or (iv) become the subject of a Bail-In Action” immediately after the words “in any such proceeding or appointment”.

(f) The definition of “Immaterial Subsidiary” in Section 1.01 of the Credit Agreement shall be amended by (x) replacing the text “2.5%” in such definition with the text “5.0%” and (y) replacing the text “5.0%” in such definition with the text “10.0%”.

(g) The definition of “Loan Document” in Section 1.01 of the Credit Agreement shall be amended by (i) replacing the word “and” at the end of clause (c) thereof with a comma, (ii) replacing the period at the end of clause (d) thereof with “, and” and (iii) inserting the following clause (e): “(e) any guarantee of the Obligations”.

(h) Section 2.05(b) of the Credit Agreement shall be amended by inserting the following text as new clause (iii):

(iii) Upon (x) the borrowing by the Valvoline Borrower of loans under any loan agreement or credit agreement permitted by Section 7.02(m) or (y) the borrowing or issuance by the Valvoline Borrower of any other Indebtedness permitted by Section 7.02(m) (each, a “Prepayment Event”), the Borrower shall promptly, but in any event within three Business Days, after receipt by the Valvoline Borrower of the Net Cash Proceeds of such Indebtedness, prepay Term A Loans and/or make a voluntary reduction of Revolving Credit Commitments under Section 2.06 such that, after giving effect thereto, the aggregate principal amount of Term A Loans prepaid under this Section 2.05(b) taken together with the aggregate amount of Revolving Credit Commitments reduced in accordance with this Section 2.05(b), in each case after the occurrence of the initial Prepayment Event equals the lesser of (A) the sum of (1) the aggregate Net Cash

Proceeds of all Indebtedness incurred by the Valvoline Borrower under Section 7.02(m) (excluding any Net Cash Proceeds that are, at such time, Escrowed Proceeds (as defined below)) and (2) the aggregate amount of unfunded revolving credit commitments in respect of any loan agreement or credit agreement entered into by the Valvoline Borrower, Valvoline US LLC or any Subsidiary of Valvoline US LLC after the Amendment No. 1 Effective Date and (B) $1.0 billion (with such prepayment to be applied, in the case of the Term A Loans, in direct order of maturity to the principal repayment installments of Term A Loans); provided that, in connection with any prepayment of Term A Loans and/or reduction of Revolving Credit Commitments required as a result of an event described in clause (x) above, the aggregate amount of Revolving Credit Commitments reduced in accordance with this Section 2.05(b) (when taken together with all other reductions of the Revolving Credit Commitments effected in accordance with this Section 2.05(b) on or prior to the date of such event) shall not be less $400,000,000; provided, further, that in respect of any Indebtedness borrowed or incurred as described in clause (y) above, no such prepayment or commitment reduction shall be required for so long as the Net Cash Proceeds of such Indebtedness are held in a segregated account of the Valvoline Borrower (or in an escrow account established by the Valvoline Borrower) (such Net Proceeds, the “Escrowed Proceeds”).

(i) Section 2.15(a)(iv) of the Credit Agreement shall be amended by inserting the words “Subject to Section 10.20,” immediately before the words “no reallocation hereunder shall constitute a waiver”.

(j) Section 6.01 shall be amended to insert the following clause at the end thereof:

(c) Following the Ashland Global Merger, any financial information of the Borrower and its Subsidiaries required to be delivered pursuant to the foregoing clauses (a) and (b) shall be satisfied by delivery of such financial information for Ashland Global and its consolidated Subsidiaries; provided that, (i) following consummation of the Valvoline Separation and for so long as Valvoline Inc. remains a Subsidiary of Ashland Global, the Borrower shall deliver to the Administrative Agent and each Lender, within the applicable time period specified in clause (a) or (b) above, as the case may be, financial information for the applicable fiscal year or fiscal quarter of the Borrower setting forth, in reasonable detail, the revenue, operating income and total assets of the Borrower and its consolidated Subsidiaries and (ii) the financial information provided pursuant to the foregoing clause (i) need not be audited or reviewed by the Borrower’s independent certified public accountants.

(k) Section 5.05(c) shall be amended by deleting the date “September 30, 2014” and substituting therefor the date “September 30, 2015”.

(l) Section 5.18 shall be amended by deleting the phrase “the Transactions” and substituting therefor the phrase “the Ashland Global Merger, the Ashland Reorganization and the Valvoline Separation”.

(m) Section 6.02 shall be amended by deleting the text “(a) or (b)” in the first paragraph after clause (i) of such Section.

(n) New Section 6.17 shall be inserted into the Credit Agreement as follows:

6.17 Affirmative Covenants Relating to the Ashland Global Merger and the Valvoline Separation.

(a) Upon the consummation of the Ashland Reorganization, Valvoline US LLC shall Guarantee the Obligations of the Borrower hereunder by executing and delivering a guarantee agreement in form and substance reasonably satisfactory to the Administrative Agent, which Guarantee shall provide that, so long as no Event of Default has occurred and is continuing, such Guarantee shall be released automatically upon the consummation of the Valvoline Separation.

(b) The Borrower shall deliver to the Administrative Agent:

(i) upon consummation of the Ashland Reorganization, a certificate of a Responsible Officer of the Borrower certifying that (x) the representations and warranties set forth in Article V are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of the Ashland Reorganization, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, as the case may be) as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b), respectively, and (y) no Default shall exist as of the date of, or would result from, the Ashland Reorganization; and

(ii) upon consummation of the Valvoline Separation, a certificate of a Responsible Officer of the Borrower certifying that (x) the representations and warranties set forth in Article V are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of the Valvoline Separation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, as the case may be) as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b), respectively, and (y) no Default shall exist as of the date of, or would result from, the Valvoline Separation.

(o) Section 7.01 of the Credit Agreement shall be amended by (i) deleting the word “and” at the end of clause (y) thereof, (ii) replacing the period at the end of clause (z) thereof with “; and” and (iii) inserting the following clause (aa):

(aa) Liens securing Indebtedness permitted by Section 7.02(m); provided that such Liens shall extend solely to the property, assets or revenues of the Valvoline Borrower, Valvoline US LLC and their respective Subsidiaries (other than the Borrower and its Subsidiaries).

(p) Section 7.02 of the Credit Agreement shall be amended by (i) deleting the word “and” at the end of clause (k) thereof, (ii) inserting “and” at the end of clause (l) thereof and (iii) inserting the following clause (m):

(m) up to $1,250 million of Indebtedness incurred by the Valvoline Borrower; provided (i) such Indebtedness is incurred in contemplation of the consummation of the Valvoline Separation (whether substantially simultaneously with, or in the reasonable judgment of the Borrower, within a reasonable time period prior to the Valvoline Separation), (ii) such Indebtedness is not guaranteed, directly or indirectly, by any Subsidiary of the Borrower and (iii) no Default shall exist or result therefrom;

(q) Section 7.03 of the Credit Agreement shall be amended by (i) deleting the word “and” at the end of clause (q) thereof; (ii) replacing the period at the end of clause (r) thereof with “; and” and (iii) inserting the following clause (s):

(s) the Borrower or any Subsidiary of the Borrower may make Investments of assets constituting the Valvoline Business to consummate the Ashland Reorganization.

(r) Section 7.04 of the Credit Agreement shall be amended by (i) deleting the “and” at the end of clause (d) thereof; (ii) replacing the period at the end of clause (e) thereof with “; and” and (iii) inserting the following clause (f):

(f) the Borrower or any Subsidiary of the Borrower may consummate any merger or consolidation (including those contemplated by the definition of “Valvoline Borrower”) necessary to consummate the Ashland Reorganization or the Valvoline Separation.

(s) Section 7.05 of the Credit Agreement shall be amended by (i) deleting the word “and” at the end of clause (j) thereof, (ii) replacing the period at the end of clause (k) thereof with “; and” and (iii) inserting the following clause (l):

(l) the Borrower or any Subsidiary of the Borrower may make any Disposition necessary to consummate the Ashland Reorganization or the Valvoline Separation.

(t) Section 7.06 of the Credit Agreement shall be amended by (i) deleting the word “and” at the end of clause (i) thereof, (ii) replacing the period at the end of clause (j) thereof with “;” and (iii) inserting the following clauses (k) and (l):

(k) the Borrower or any Subsidiary of the Borrower may make any Restricted Payment necessary to (i) consummate the Ashland Reorganization or the Valvoline Separation or (ii) fulfill Ashland Global’s obligations arising under agreements (described in the Valvoline S-1 or in Exhibit B of Amendment No. 1) among (x) Ashland Global, the Borrower and/or its Subsidiaries and (y) the Valvoline Borrower, Valvoline US LLC and/or their respective Subsidiaries in connection with the Ashland Reorganization; and

(l) the Borrower or any Subsidiary of the Borrower may make any Restricted Payment necessary to permit Ashland Global (or any Subsidiary thereof that is a direct or indirect parent of the Borrower) to pay any consolidated, combined, unitary or similar Taxes that are due and payable by Ashland Global (or such Subsidiary).

(u) Section 7.08 of the Credit Agreement shall be amended by (i) replacing the word “and” immediately before clause (g) thereof with a comma, (ii) inserting the word “and” at the end of clause (g) thereof and (iii) inserting the following clause (h):

(h) transactions or agreements (described in the Valvoline S-1 or in Exhibit B of Amendment No. 1) among (x) Ashland Global, the Borrower and/or its Subsidiaries and (y) the Valvoline Borrower, Valvoline US LLC and/or their respective Subsidiaries in connection with the Ashland Reorganization.

(v) New Section 7.14 shall be inserted into the Credit Agreement as follows:

7.14 The Ashland Reorganization. The Borrower will not, and will not permit any of its Subsidiaries (other than, for purposes of clarity, Valvoline US LLC and its Subsidiaries) to, contribute to Valvoline US LLC or any of its Subsidiaries any asset other than assets used in connection with the Valvoline Business and certain employee-related or other non-operating assets (including pension assets and trusts); provided that the aggregate amount of cash contributed or otherwise distributed by the Borrower and its Subsidiaries (other than, for purposes of clarity, Valvoline US LLC and its Subsidiaries) to Valvoline US LLC and its Subsidiaries (net of cash contributed by Valvoline US LLC and its Subsidiaries to the Borrower and its Subsidiaries (other than, for purposes of clarity, Valvoline US LLC and its Subsidiaries)) after the Amendment No. 1 Effective Date and on or prior to the date on which the Valvoline Separation is completed shall not exceed $125,000,000.

(w) New Section 7.15 shall be inserted into the Credit Agreement as follows:

7.15 Holding Company Status. Following the Ashland Global Merger, permit Ashland Global or any of its Subsidiaries (other than Valvoline Inc. and any of its Subsidiaries) that is a direct or indirect parent of the Borrower, to conduct, transact or otherwise engage in any active trade or business or operations other than through the Borrower or any Subsidiary thereof; provided that the foregoing will not prohibit, with respect to Ashland Global or any such Subsidiary: (i) its ownership of the Equity Interests of its direct Subsidiaries, (ii) the maintenance of its legal existence and, with respect to Ashland Global, status as a public company (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) with respect to Ashland Global, any public offering of its common stock, (iv) the making of dividends or distributions on, or repurchases of, its Equity Interests, (v) the making of contributions to (or other equity investments in) the capital of its direct Subsidiaries, (vi) Ashland Global or any such Subsidiary providing a Guarantee of Indebtedness or other obligations of the Borrower or its Subsidiaries (so long as, contemporaneously with or prior to such Guarantee, Ashland Global or such Subsidiary, as the case may be, fully and unconditionally guarantees the Obligations pursuant to a Guarantee in form and substance reasonably satisfactory to the Administrative Agent), (vii) participating in tax, accounting and other administrative matters as a member or parent of the consolidated group, (viii) providing indemnification to officers and directors, (ix) the merger or consolidation of Ashland Global with any such Subsidiary (so long as Ashland Global is the surviving entity), or by any such Subsidiary with any other such Subsidiary, and (x) activities incidental to the businesses or activities described above.

(x) New Section 10.20 shall be inserted into the Credit Agreement as follows:

10.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

(y) Schedule 5.11 of the Credit Agreement shall be amended by inserting the text in Exhibit A of this Amendment to the end of such Schedule 5.11.

Section 2. Migration of Borrower Designation. The parties hereto hereby agree that, at any time after the consummation of the Ashland Global Merger and the Ashland Reorganization, the Borrower may, at its option, elect to cause Ashland Global to become the Borrower under the Credit Agreement (the “Borrower Migration”); provided that (a) the Borrower shall have provided the Administrative Agent with at least five Business Days’ advance written notice thereof, (b) each of Ashland Global and the Borrower shall have delivered all documentation reasonably requested by the Administrative Agent to effect the intent of this Section 2, (c) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (x) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of the Borrower Migration, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, as the case may be) as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b), respectively, of the Credit Agreement and (y) no Default shall exist as of the date of, or would result from, the Borrower Migration, (d) Ashland Global shall have delivered to the Administrative Agent documents of the types described in Sections 4.01(a)(ii), (iii), (iv) and (v) of the Credit Agreement (in each case, with respect to Ashland Global and the State of Delaware, as applicable), (e) the Administrative Agent and the Lenders shall have received at least three Business Days prior to the effectiveness of the Borrower Migration all documentation and other information about

Ashland Global as has been reasonably requested in writing by the Administrative Agent or any Lender that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (f) the Borrower and the Administrative Agent shall enter into an amendment (which amendment shall not require the consent of any other Person), to the Credit Agreement and the other Loan Documents to effect such modifications as may be necessary to reflect the terms of the Borrower Migration, including amending Section 7.02(c) of the Credit Agreement to permit Indebtedness of the Borrower so long as the Borrower Guarantees the Obligations of Ashland Global on and after the effectiveness of the Borrower Migration. Immediately upon the effectiveness of the Borrower Migration, (i) Ashland Inc. (or any successor) shall cease being the Borrower for purposes of the Loan Documents, (ii) Ashland Global shall be deemed to be the Borrower for purposes of the Loan Documents and shall assume from Ashland Inc. the obligations of Ashland Inc. under the Loan Documents and (iii) the Guarantee contemplated by Section 1(n) of this Amendment shall be released.

Section 3. Conditions to Amendment No. 1 Effective Date. Section 1 of this Amendment shall become effective on and as of the date (the “Amendment No. 1 Effective Date”) that the Administrative Agent or its counsel shall have received the following, each of which shall be electronic transmissions (followed promptly by originals), each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(a) a counterpart of this Amendment, duly executed by the Borrower and each of the Lenders and acknowledged by the Administrative Agent;

(b) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

(c) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and validly existing and in good standing in its state of incorporation;

(d) a certificate executed by a Responsible Officer of the Borrower certifying as to the matters in clause (e) below;

(e) the following representations and warranties of the Borrower shall be true and correct on and as of the Amendment No. 1 Effective Date:

(i) no Default has occurred and is continuing on and as of the Amendment No. 1 Effective Date; and

(ii) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or materiality) on and as of the Amendment No. 1 Effective Date (except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date); and

(f) all expenses required to be paid hereunder and/or pursuant to the Credit Agreement and invoiced at least two Business Days before the Amendment No. 1 Effective Date shall have been paid in full in cash or will be paid in full in cash on the Amendment No. 1 Effective Date.

Section 4. Reference to and Effect on Loan Documents.

(a) On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) This Amendment is an amendment as referred to in the definition of Loan Documents and shall for all purposes constitute a Loan Document.

(c) On and after the Amendment No. 1 Effective Date, the Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents.

Section 5. Costs and Expenses. The Borrower agrees to pay or reimburse all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment (including, without limitation, the reasonable and documented fees and expenses of a single counsel for the Administrative Agent) in accordance with the terms of Section 10.04(a) of the Credit Agreement.

Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

ASHLAND INC.

By:	/s/ Eric Boni
Name: Eric Boni
Title: Vice President and Treasurer

[ ],[1]
as a Lender

By:
Name:
Title:

[1]	Signature pages for Lenders on file with Administrative Agent

Acknowledged:

THE BANK OF NOVA SCOTIA,
as Administrative Agent

By:	/s/ Clement Yu
Name: Clement Yu
Title: Director

Exhibit A

6.	A tax matters agreement between (x) Ashland Global, the Borrower and/or its Subsidiaries and (y) the Valvoline Borrower, Valvoline US LLC and/or their respective Subsidiaries entered into in connection with the Ashland Reorganization.

7.	Stock Purchase Agreement, dated as of December 10, 2015, by and between Ashland Inc. and Christopher J. Shepanek.

Exhibit B

1.	Agreements among (x) Ashland Global, the Borrower and/or its Subsidiaries and (y) the Valvoline Borrower, Valvoline US LLC and/or their respective Subsidiaries related to:

a)	Site licenses related to facilities in Dublin, Ohio; Lexington, Kentucky; and/or Shanghai, China;

b)	Car leases for vehicles in Europe;

c)	Cyber security services;

d)	IT services; and/or

e)	Relocation services for employees.

2.	Other agreements for the provision of services among (x) Ashland Global, the Borrower and/or its Subsidiaries and (y) the Valvoline Borrower, Valvoline US LLC and/or their respective Subsidiaries related to the Separation, in each case where the amount of consideration paid for or received in respect of such services is not material in the aggregate to Ashland Global, the Borrower and its Subsidiaries, taken as a whole, or Valvoline Borrower, Valvoline US LLC and their respective Subsidiaries, taken as a whole.